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                                                                    Exhibit 23.6



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated January 29, 1999 on the combined statements of income, shareholders' equity and cash flows of Coggin Automotive Corp and Affiliates for the period from January 1, 1998 through October 30, 1998, (and to all references to our Firm) included in or made a part of this registration statement.



/s/ ARTHUR ANDERSEN LLP

Jacksonville, Florida
October 11, 2001